ANNEX I             FORM OF DEBENTURE

          ANNEX II            JOINT ESCROW INSTRUCTIONS

          ANNEX III           OPINION OF COUNSEL


          ANNEX IV            IRREVOCABLE INSTRUCTIONS
                              TO TRANSFER AGENT

          ANNEX V             COMPANY DISCLOSURE